EXHIBIT 3(iii)

Certificate of Amendment

Dean Heller
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Cetifcate of Amendment to Articles of Incorportation
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For Nevada Profit Corporations
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(Pursant to NRS 78.385 and 78.390 - After Issuance of Stock)
  -Remit in Duplicate-

1. Name of corporation:    Sunrise U.S.A. Incorporated
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2. The articles have been amended as follows (provide article number, if available):
   Article IV of the Articles of Incorporation shall be amended as follows:
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   The number of shares that the corporation shall have the authority to issue,
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   shall be and is: Preferred Stock: One Million (1,000,000) of Preferred Stock
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   of One Cent ($0.01) par value each.  Said Stock, when issued, shall be fully
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   paid and non-assessable.
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   Common Stock: Ninety Nine Million (99,000,000) shares of Common Stock of One
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   Cent ($0.01) par value each.  Said Stock, when issued, shall be fully paid
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   and non-assessable.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 9,174,411.*
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4. Officer Signiture (Required)
  /s/ Omar Barrientos         President           2-19-03
      ---------------         ---------           --------
      Name                      Title             Date

* If any proposed amendment would alter of chage any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holderof shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations restrictions on the voting power thereof.



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IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Nevada Secretary of State Form 78.385 Profit AMENDMENT 1999.01
Revised on: 07/21/01